150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number	00010740061-39
Filing Date and Time	08/31/2017 8:37 AM
Entity Number	E0717912007-6

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Singlepoint, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Class A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The following Sections of the Certificate of Designation (as amended) for the Class A Convertible Preferred Stock ("Class A Stock") is hereby revised to reflect the following:
1. Designation and Amount. The number of shares of Class A Stock is 60,000,000 shares, par value $0.0001. 5. Voting. The Class A Stock shall be entitled to vote 50 votes of common stock for each share of Class A Stock held with respect to all matters upon which common stockholders are entitled to vote or to which stockholders are entitled to give consent. 6. Conversion. Class A Stock shall convert into common stock of the Company at a ratio of 25 common shares for every 1 common stock share.

5. Effective date of filing: (optional) July 20, 2016

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X DocuSigned by: Greg Lambrecht
CB195F41ADEE40C...

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.